SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 5, 2010 (November 5, 2010)

COMFORCE Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6081 (Commission File Number)	36-2262248 (IRS Employer Identification No.)

999 Stewart Avenue, Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (516) 437-3300

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

On November 5, 2010, COMFORCE Corporation issued a press release announcing its financial results for the three and nine months ended September 26, 2010.  A copy of the press release is attached as Exhibit 99.1 hereto.

The information contained in this Item 2.02 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.  Other Events

As previously announced, on November 1, 2010, COMFORCE Corporation entered into a definitive merger agreement with an affiliate of ABRY Partners, LLC.  The merger is subject to the adoption of the merger agreement by the holders of at least a majority of COMFORCE Corporation’s outstanding common stock and the satisfaction of certain other customary conditions which are set forth in the merger agreement.

Item 9.01.   Financial Statements and Exhibits

(c) Exhibits

99.1    Press release issued November 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORCE Corporation

/s/ Harry V. Maccarrone
Harry V. Maccarrone
Chief Executive Officer
Date: November 5, 2010